EXHIBIT 99.1

Airship AI Reports Full Year 2023 Financial Results

FY 2023 Revenue of $12.3 Million with Pipeline of $140 Million Expected to Drive Triple-Digit Revenue Growth and Positive Cash Flow in FY 2024

Backlog Increased to $11.8 Million Driven by Demand from Fortune 500 Customers, and U.S. Federal Government and Department of Defense Agencies with Strong Focus on Advanced Technologies for Enhanced Border Protection

Completed Merger and Began Trading as a Public Company on Nasdaq Under “AISP” on December 22, 2023

Redmond, WA – April 1, 2024 – Airship AI Holdings, Inc. (NASDAQ: AISP) (“Airship AI” or the “Company”), a leader in AI-driven video, sensor, and data management surveillance solutions, today reported its financial and operational results for the full year ended December 31, 2023.

On December 21, 2023, the Company closed the merger with BYTE Acquisition Corp. (“BYTS”), BYTE Merger Sub, Inc., a Washington corporation and a direct, wholly-owned subsidiary of BYTS, and Airship AI, Inc., a Washington corporation.

FY 2023 & Subsequent 2024 Operational Highlights

•	Backlog of approximately $11.8 million including orders received late in the second half of 2023 that will be delivered and invoiced across Q1 and Q2 of 2024.
•	Validated pipeline of approximately $140 million into 2024, including opportunities that rolled over from 2023, consisting of single and multi-year opportunities for AI-driven edge, video, and sensor and data management platform across all our customer verticals.
•	Awarded a six-figure multi-year software and services contract by an agency within the Singapore government for the Company’s Acropolis Enterprise Sensor Management video and data management platform supporting emerging public safety requirements.
•	Awarded a large contract by an agency within the U.S. Department of Justice (“DOJ”) for the Company’s Acropolis Enterprise Sensor Management video and data management platform supporting emerging public safety and investigative requirements.
•	Began delivery of multiple firm fixed price contracts worth $10.9 million, awarded in September 2023 by an agency within the U.S. Department of Homeland Security (“DHS”), for advanced integrated solutions supporting real-time intelligence collection operations along the United States’ borders, leveraging the Company’s edge IoT appliance, Outpost AI.

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•	Business combination strategically positions Airship AI, a robust AI-driven video, sensor and data management surveillance platform for government agencies and enterprises, to accelerate growth and revenue.
•	Net revenues for the year ended December 31, 2023 were $12.3 million.
•	Gross profit for the year ended December 31, 2023 was $5.8 million.
•	Gross margin percentage was 47% for the year ended December 31, 2023, primarily due to a higher percentage of third-party hardware sales as part of turn-key solution bundled by Airship AI with Outpost AI included.
•	Operating loss was $6.6 million for the year ended December 31, 2023, primarily due to $2.9 million of stock based compensation.
•	Other income for the year ended December 31, 2023 was $23 million, primarily due to gain from change in warrant liability and earnout liability of $23 million. The Company expects other income and expense to be volatile based on its share price at the end of each quarter.
•	Net income was $16.4 million and reflected other income of $23 million as discussed above.
•	Net cash used in operating activities increased to $3.3 million in the year ended December 31, 2023, primarily due to operating losses and increased costs and activities incurred as part of the process to become a public company.
•	Cash and cash equivalents was $3.1 million as at December 31, 2023.
•	As of December 31, 2023, there were a total of 22,812,048 shares of the Company’s common stock issued and outstanding.

2023 Initiatives Accomplished:

•	Next generation release of our Outpost AI edge appliance utilizing Nvidia Jetson Orin module.
•	Multiple new Airship AI trained AI models released supporting advanced AI processing at the edge.
•	Transition to new cloud business management suite for all our customer relationship management (“CRM”), enterprise resource planning (“ERP”), and accounting processes.
•	New product launch of turn-key solutions for government customers leveraging Outpost AI.
•	Federal government agency expansion from on-premises to the FedRAMP Cloud environment.
•	New customer acquisition with several U.S. federal government agencies.
•	New customer acquisition with several major state and local law enforcement agencies.
•	Improved delivery and gross margin with transition of hardware product line to new supplier.

2024 Outlook

•

Triple-digit revenue growth and positive cash flow in 2024, supported by orders from the DHS and DOJ, orders received late in the second half of 2023, and a strong 2024 pipeline filled with mature opportunities.

•

Leverage position as a new public company to make tactical and strategic investments across our sales and business development organizations through organic cash flow from business operations and the cash exercise of public warrants.

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•	Targeted focus on brand awareness and engagement in new verticals via targeted marketing outreach opportunities, social media platforms, Airship AI hosted technology events, and industry tradeshow events.
•	Release new Outpost AI product offerings as well as expand custom trained AI models supporting emerging edge analytic workflows.
•	Continue innovation across our core Acropolis software platform supporting new workflows for cloud-based deployments in highly secure operational environments.
•	Develop and execute expansionary opportunities in the commercial and retail markets, especially around those companies involved in fighting organized retail crime (“ORC”).
•	Improve sourcing, supply chain management and production-based process efficiencies to help drive the continued margin expansion.

Management Commentary

“The fourth quarter of 2023 was highlighted by our Nasdaq listing in late December,” said Paul Allen, President of Airship AI. “This transition from a private to public company is expected to provide the financial transparency that many of our customers are looking for relative to the health of our business, as well as provide opportunities for growth outside of our traditional organically funded operations.

“Our robust enterprise and edge AI platform is well positioned to meet the surging demand for artificial intelligence-based solutions supporting real-time intelligence requirements in the homeland security and law enforcement space. Our efforts over the last several years have positioned us to be where we need to be for the customers who need it most.

“In the government and law enforcement space, we are excited about several pilot opportunities we implemented with large federal agencies in late 2023, many of which we are already seeing rapid progression around, including the transition of operations from on-premises to the FedRAMP cloud and the push of significant workflow to the edge, leveraging our edge AI appliance Outpost AI.

“These capabilities on their own are just part of the solution to the challenges many of our customers are facing. The ability to support operations across a customer’s entire eco-system and leveraging artificial intelligence from the edge to the cloud is our competitive differentiation. Combined with our sensor agnostic approach to integrations and simplified deployment model, agencies can realize substantial cost savings in addition to increased operational efficiency when transitioning to Airship AI.

“While the focus over the last several years has been integrating sensors and solutions and leveraging artificial intelligence to fuse the collective data in real-time, our commercial business remains robust, with an increasing number of nexus opportunities for solutions in the commercial marketplace that can leverage these tailored integrations and workflow designed for law enforcement.

“Specifically, customer opportunities are rapidly expanding due to growing private-public partnerships between law enforcement and commercial entities, namely around ORC and loss prevention challenges. These problems require partnerships at every level to be successful. Airship AI is that partner.

“In a world that is rapidly changing with new threats emerging daily, these collective efforts uniquely position Airship AI to solve challenges others cannot solve, at a speed others cannot match. Whether it is a retailer struggling with theft and shrinkage, a Fortune 500 enterprise focused on employee safety in the workplace, or a federal agency tasked with stopping illegal human trafficking across borders, Airship AI is ready to help tackle these challenges.

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“We look forward to providing updates in the months to come, including those attending our Institutional Investor Day, by invitation, in Montana on April 26th,” concluded Mr. Allen.

About Airship AI Holdings, Inc.

Founded in 2006, Airship AI (NASDAQ: AISP) is a U.S. owned and operated technology company headquartered in Redmond, Washington. Airship AI is an AI-driven video, sensor and data management surveillance platform that improves public safety and operational efficiency for public sector and commercial customers by providing predictive analysis of events before they occur and meaningful intelligence to decision makers. Airship AI’s product suite includes Outpost AI edge hardware and software offerings, Acropolis enterprise management software stack, and Command family of visualization tools.

For more information, visit https://airship.ai.

Forward-Looking Statements

The disclosure herein includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward looking. These forward-looking statements include, but are not limited to, (1) statements regarding estimates and forecasts of other financial, performance and operational metrics and projections of market opportunity; (2) changes in the market for Airship AI’s services and technology, expansion plans and opportunities; (3) Airship AI’s unit economics; (4) the projected technological developments of Airship AI; (5) current and future potential commercial and customer relationships; (6) the ability to operate efficiently at scale; (7) anticipated investments in capital resources and research and development, and the effect of these investments; (8) the ability of the Company to issue equity or equity-linked securities in the future; and (9) the inability to maintain the listing of the Company’s common stock and warrants on Nasdaq. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Airship AI’s management and are not predictions of actual performance. These forward-looking statements are also subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Registration Statement on Form S-4, filed with the SEC on September 11, 2023, as amended from time to time, and the other documents that the Company has filed, or will file, with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2023. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while it may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:

Chris Tyson/Larry Holub

MZ North America

949-491-8235

AISP@mzgroup.us

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AIRSHIP AI HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2023 and December 31, 2022

	December 31, 2023	December 31, 2022
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,124,413	$298,614
Accounts receivable, net of provision for credit losses of $0	1,648,904	705,752
Prepaid expenses and other	913,030	16,039
Payroll and income tax receivable	7,230	967,613
Total current assets	5,693,577	1,988,018

PROPERTY AND EQUIPMENT, NET	1,861	16,740

OTHER ASSETS
Advances to founders	-	1,100,000
Other assets	182,333	-
Operating lease right of use asset	1,104,804	804,338

TOTAL ASSETS	$6,982,575	$3,909,096

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable - trade	$2,908,472	$216,718
Advances from founders	1,750,000	600,000
Accrued expenses	200,531	120,662
Current portion of Small Business Loan	-	292,932
Senior Secured Convertible Promissory Notes	2,825,366	-
Current portion of operating lease liability	174,876	628,371
Deferred revenue- current portion	4,008,654	4,168,016
Total current liabilities	11,867,899	6,026,699

NON-CURRENT LIABILITIES:
Payable to founders	-	1,100,000
Small Business Loan- non-current	-	131,608
Operating lease liability, net of current portion	943,702	203,769
Warrant liability	667,985	-
Earnout liability	5,133,428	-
Deferred revenue- non-current	4,962,126	4,805,431
Total liabilities	23,575,140	12,267,507

COMMITMENTS AND CONTINGENCIES (Note 11)

STOCKHOLDERS' DEFICIT:
Preferred stock - no par value, 5,000,000 shares authorized, 0 shares issued
and outstanding as of December 31, 2023 and 2022	-	-
Common stock - $0.0001 par value, 200,000,000 shares authorized, 22,812,048 and
13,387,344 shares issued and outstanding as of December 31, 2023 and 2022	2,281	1,339
Additional paid in capital	-	1,964,669
Accumulated deficit	(16,582,038)	(10,314,313)
Accumulated other comprehensive loss	(12,808)	(10,106)
Total stockholders' deficit	(16,592,565)	(8,358,411)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$6,982,575	$3,909,096

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AIRSHIP AI HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS
For the years ended December 31, 2023 and 2022

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022
NET REVENUES:
Product	$7,439,045	$9,376,465
Post contract support	4,692,487	5,008,328
Other services	168,052	164,348
	12,299,584	14,549,141
COST OF NET REVENUES:
Product	4,767,159	4,554,340
Post contract support	1,681,267	1,494,583
Other services	86,841	79,205
	6,535,267	6,128,128
GROSS PROFIT	5,764,317	8,421,013
RESEARCH AND DEVELOPMENT EXPENSES	2,729,492	3,614,814
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,675,190	7,630,012
TOTAL OPERATING EXPENSES	12,404,682	11,244,826
OPERATING LOSS	(6,640,365)	(2,823,813)
OTHER INCOME (EXPENSE):
Gain from change in fair value of warrants	1,341,120	-
Gain from change in fair value of earnout liability	21,976,349	-
Loss from change in fair value of convertible debt	(240,784)	-
Interest income	-	42,565
Interest expense	(55,685)	(75,256)
Other expense	9,501)	-
Other income- PPP loan forgiveness	-	1,146,235
Other income- employee retention tax credit	-	1,232,776
Total other income, net	23,011,499	2,346,320

INCOME (LOSS) BEFORE PROVISON FOR INCOME TAXES	16,371,134	(477,493)

Provision for income taxes	-	(10,000)

NET INCOME (LOSS)	16,371,134	(487,493)

OTHER COMPREHENSIVE LOSS
Foreign currency translation loss, net	(2,702)	(10,106)

TOTAL COMPREHENSIVE INCOME (LOSS)	$16,368,432	$(497,599)

NET INCOME (LOSS) PER SHARE:
Basic	$1.20	$(0.04)
Diluted	$0.80	$(0.04)

Weighted average shares of common stock outstanding
Basic	13,671,376	13,387,344
Diluted	20,390,663	13,387,344

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AIRSHIP AI HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2023 and 2022

	Year Ended	Year Ended
	December 31, 2023	December 31, 2022

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,371,134	$(487,493)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	14,879	14,879
Stock-based compensation- stock option grants	715,727	546,460
Stock-based compensation- warrants	2,136,115	-
Gain on forgiveness of note payable - PPP	-	(1,146,235)
Amortization of operating lease right of use asset	596,556	517,232
Accelerated amortization of ROU asset - lease termination	265,130	-
Gain from lease liability termination	(344,093)	-
Gain from change in fair value of warrant liability	(1,341,120)	-
Gain from change in fair value of earnout liability	(21,976,349)	-
Loss from change in fair value of convertible note	240,784
Non cash interest, net	65,487	17,181
Changes in operating assets and liabilities:
Accounts receivable	(943,152)	125,601
Prepaid expenses and other	(2,329)	14,063
Other assets	(182,333)	-
Operating lease liability	(531,621)	(560,435)
Payroll and income tax receivable	960,383	(939,850)
Accounts payable - trade and accrued expenses	666,136	(88,784)
Deferred revenue	(2,667)	(915,278)
NET CASH USED IN OPERATING ACTIVITIES	(3,291,333)	(2,902,659)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible promissory note	2,584,582	-
Advances from founders, net	1,150,000	600,000
Proceeds from reverse recapitalization	2,809,792	-
Proceeds from small business loan and line of credit	-	565,050
Proceeds from notes receivable - related parties	-	841,917
Repayment of small business loan and line of credit	(424,540)	(140,510)

NET CASH PROVIDED BY FINANCING ACTIVITIES	6,119,834	1,866,457

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	2,828,501	(1,036,202)

Effect from exchange rate on cash	(2,702)	(10,106)

CASH AND CASH EQUIVALENTS, beginning of year	298,614	1,344,922

CASH AND CASH EQUIVALENTS, end of year	$3,124,413	$298,614

Supplemental disclosures of cash flow information:
Interest paid	$21,438	$19,950
Taxes paid	$17,247	$-

Noncash investing and financing
Elimination of advances to founders in connection with
contribution of Zeppelin by shareholders	$1,100,000	$-
Elimination of payables to founders in connection with
contribution of Zeppelin by shareholders	$1,100,000	$-
Warrants issued in connection with debt	$15,418	$-
Recognition of right-of-use asset	$1,162,152	$1,321,570
Recognition of operating lease liability	$1,162,152	$1,392,575
Deferred rent write off	$-	$71,005
Noncash activity related to Merger
Recognition of warrant liability	$2,009,105	$-
Recognition of earnout liability	$27,109,777	$-
Recognition of prepaid assets	$894,662	$-
Recognition of accounts payable	$1,500,000	$-

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